 EXHIBIT 99.1

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR 2013 SECOND QUARTER

●	Revenue grew 1% to $1.6 billion, excluding foreign exchange and divestitures

●	OIBDAN1 declined 5% year over year to $505 million, excluding foreign exchange and divestitures; OIBDAN margin of 31%

●	Extended $5.0 billion of term loans to 2019 from 2016, and exchanged senior notes due 2016 for senior notes due 2021

----------------

San Antonio, August 1, 2013…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the second quarter ended June 30, 2013.

“During the quarter, we made important progress across our businesses – delivering overall topline growth in a challenging market while strengthening our digital and national advertising capabilities for the future,” said Bob Pittman, Chairman and Chief Executive Officer.  “We are continuing to create innovative, multi-platform solutions for leading national marketers and brands. Emphasizing our focus on connecting consumers to their favorite stations, artists, and content wherever they are, iHeartRadio registered users were up 162% from last year’s second quarter and reached the milestone of 30 million registered users in less than two years.  Industry research shows that broadcast industry radio listening is also growing – up 9% over the last decade – and remains the #1 source of music discovery and the #1 listening choice in the car by a wide margin.  At a time when consumers are spending more time out of their homes than ever – and expect to be connected wherever they are – both our Media+Entertainment and our Outdoor businesses continue to benefit from our leadership  in that out-of-home sweet spot we’re seeing globally.  Outdoor generated strong results this quarter by leveraging its growing base of digital displays, both domestically and internationally.  We also continued to improve our balance sheet with two opportunistic and transformative debt transactions, and we enhanced our liquidity through both operational improvements and the sale of non-core assets.”

Second Quarter 2013 Results

Consolidated revenues increased $16 million, or 1%, year over year, to $1.62 billion in the second quarter of 2013 compared to $1.60 billion in the same period of 2012.  Excluding the effects of movements in foreign exchange rates1, as well as a $9 million impact from the divestiture of businesses during the third quarter of 2012, revenues were up $23 million, or 1%.

●
Media+Entertainment revenues increased $13 million, or 2%, driven primarily by national and digital sales, as well as strong growth at Premiere Networks.  Partially offsetting this growth were revenue declines in the Traffic business from lost contracts and lower sales resulting from integration activities.

●
Americas outdoor revenues rose $14 million, or 4%, on a reported basis and 5% adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital bulletins, higher occupancy and rate on traditional bulletins, strong growth in posters, and increased revenue at airports.

●
International outdoor revenues declined $1 million, or less than 1%, after adjusting for a $9 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by continued pressures in certain developed markets, where economic conditions remain challenging.  On a reported basis, revenues decreased $9 million, or 2%, compared to the same period of 2012.

The Company’s OIBDAN1 decreased 5%, or $27 million, to $505 million for the three months ended June 30, 2013 compared to $532 million for the same period of 2012.   OIBDAN for the three months ended June 30, 2012 included a $21 million expense credit received for a portion of fees previously paid to one of the performance rights organizations, and an $8 million expense benefit from a favorable court ruling at Outdoor Americas.  Included in the 2013 second quarter OIBDAN were $14 million of operating and corporate expenses associated with the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies compared to $15 million in the same period in the prior year.  Second quarter 2013 OIBDAN also included $8 million related to legal and other expenses compared to $6 million in the second quarter of 2012.  Excluding the minimal effects of movements in foreign exchange rates and a $2 million reduction due to the divestiture of businesses during the third quarter of 2012, OIBDAN declined $26 million, or 5%, to $505 million.

The Company’s consolidated net income was $7 million in the second quarter of 2013 compared to a consolidated net loss of $39 million in the same period of 2012 due primarily to a $131 million gain on marketable securities related to the sale of an investment in Sirius XM Radio, Inc.  Net income was also affected by lower operating income, higher interest expense, costs related to the debt financing activities, and higher taxes driven by the sale of the Company’s investment in Sirius XM Radio, Inc.

Key Highlights

The Company’s recent key highlights include:

Media+Entertainment

●
Reaching 34 million iHeartRadio registered users as of June 30, 2013, up 162% from the end of the 2012 second quarter, and crossing the 30 million registered user mark faster than Facebook, Twitter, Spotify or Pandora. iHeartRadio’s total listening hours were up 36% in the second quarter of 2013 compared to the second quarter of 2012.  Mobile represented 61% of iHeartRadio total listening hours during the quarter.

●
Adding “Talk” to the iHeartRadio platform featuring on-demand, listener-created talk content side-by-side with popular talk, business, celebrity, comedy, sports and entertainment episodes from leading national and local personalities and top-rated programming partners such as The Wall Street Journal, The Huffington Post, Univision, American Public Media, Bloomberg, as well as a two-way content partnership with ABC.

●
Integrating iHeartRadio into the dashboard of 38 current models across just Ford and Toyota brands.  iHeartRadio’s model count is on track to increase significantly in 2013-2014 through previously announced agreements with GM and Chrysler.

●
Presenting the second annual iHeartRadio Ultimate Pool Party at the Fontainebleau Miami Beach on June 28-29, 2013, hosted by LL Cool J, Jason Derulo, and Miley Cyrus and featuring performances by Pitbull, Ke$ha, Afrojack, Icona Pop and Krewella.  Brands were integrated into 400,000 promotional spots that aired across Clear Channel radio stations during April and May, generating 240 million on-air impressions.  Contest winners from 40 states attended the event, which was also broadcast live across 120 relevant format Clear Channel stations and on iHeartRadio, streamed live through Yahoo! Music, and rebroadcast twice on The CW Network.  Sponsors included Visit Florida, Pepsi, The CW Network, Fiat, and Bacardi.  In total, the event generated over 530 million earned media impressions.

●
Announcing the 2013 iHeartRadio Music Festival line-up for September 20-21, 2013, at the MGM Grand in Las Vegas, including: Justin Timberlake, Katy Perry, J.Cole, Elton John, Muse, Tiësto, Chris Brown, Keith Urban, fun., Miguel, Bruno Mars, Phoenix, Zedd, Maroon 5, Tim McGraw, Ke$ha, Thirty Seconds to Mars, Benny Benassi, and a rare live appearance by Queen + Adam Lambert.  Ryan Seacrest returns as the host.  A new daytime iHeartRadio Festival Village will be added this year featuring multi-stage live performances by Miley Cyrus, The Wanted, Jason Derulo, The Band Perry, Avril Lavigne, Krewella, Cher Lloyd, twenty one pilots, Pete Tong, AWOLNATION and a special guest appearance by Ne-Yo.  Sponsors include Macy’s, AT&T, Pepsi, Fruttare, StateFarm, MGM Grand, The CW Network, Matador Snacks, Smirnoff, and Regency Enterprise’s “Runner Runner” released by 21st Century Fox.  The Summer Set, winners of the Macy’s iHeartRadio Rising Star Campaign, a national partnership now in its second year, will perform at the Festival.  The Festival will be broadcast live across Clear Channel radio stations in 150 markets nationwide.  The CW Network will air a two-night iHeartRadio Music Festival special on September 30 and October 1, 2013.

●
Entering into three additional market-based agreements with record labels - Fearless Records, Dualtone Music Group, Innovative Leisure - to share digital and terrestrial revenues in a way that will build a sustainable business model to drive the growth of the Internet radio industry.  To date, Clear Channel has entered into eighteen innovative agreements with record labels.  In addition, Clear Channel signed the first direct performing rights partnership between a radio company and an artist – the rock band Fleetwood Mac – that will enable the group to receive revenue from airplay on Clear Channel’s digital and broadcast radio platforms.

●
Introducing iHeartRadio’s Show Your Stripes, the largest public service campaign in the Company’s history – across all its radio, digital, and outdoor assets – to help U.S. military veterans find jobs and encourage businesses to hire skilled veterans.  The multi-platform campaign will reach Media+Entertainment’s 243 million monthly U.S. radio listeners, the 60 million unique monthly visitors across its digital platforms, and the 141 million people reached every month by outdoor.  The campaign’s digital platform, showyourstripes.org, was designed in partnership with Monster.com and Military.com, is supported by a coalition of leading American businesses, and is being promoted by leading artists, including Elton John, John Legend, Kelly Clarkson, Carrie Underwood, Brad Paisley, Ryan Seacrest, Mario Lopez, Trace Adkins, and LL Cool J.

Outdoor

●
Launching consumer networks in the U.S., comprised of targeted portfolios of displays delivering pre-selected demographic groups supported by Traffic Audit Bureau (TAB) ratings that plug into existing advertiser models – an innovation that offers advertisers and agencies a simpler and easier buying process with enhanced audience metrics and greater exposure to the targeted audience.

●
Announcing that Clear Channel Airports won a five-year contract with extension options to provide indoor digital media programs at Chicago’s O’Hare and Midway International airports, where Clear Channel has operated since 2002.  The program will include approximately 400 digital displays and reach 66 million passengers annually.  Clear Channel Airports was also selected by San Francisco International Airport to provide digital media and sponsorship solutions throughout its terminals, including 30 digital installations that will reach more than 10 million passengers annually.

●
As part of Clear Channel Outdoor’s sponsorship of the Cannes Lions International Festival of Creativity, creating the world’s first hand-painted micrography billboard made entirely of tweets which were sent to #Canvas or @CCOutdoor, delivering a reach of more than 10 million impressions over four days.

●
Highlighting the immediacy and flexibility of the Americas digital out-of-home network, beginning on July 4, 2013, 1,000 digital billboards across the U.S. displayed the lyrics of “The Star Spangled Banner” linked to the #united4th campaign, which was also promoted on more than 200 Clear Channel radio stations and on iHeartRadio.

●
Creating a mobile-controlled, personalized, geo-specific campaign across five European countries to promote the theatrical release of Universal Pictures’ Despicable Me 2.  Across a network of 259 digital screens, consumers could control and personalize the on-screen creative via their mobile phones, and receive a text link back to share their personalized Minion film socially.  The interactive campaign was supported by additional static and digital formats.

●	Installing nine new digital billboards for a total of 1,055 across 37 U.S. markets.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change
Revenue1
CCME	$805,611	$793,039	2%	$1,462,177	$1,464,549	(0%)
Americas Outdoor	335,025	320,678	4%	621,486	600,829	3%
International Outdoor 3	431,846	440,648	(2%)	795,595	811,780	(2%)
Other	61,099	64,144	(5%)	110,318	115,842	(5%)
Eliminations	(15,484)	(16,015)		(28,421)	(29,783)
Consolidated revenue	$1,618,097	$1,602,494	1%	$2,961,155	$2,963,217	(0%)

Operating expenses 1,2
CCME	$482,500	$440,683	9%	$925,910	$897,768	3%
Americas Outdoor	196,934	186,644	6%	388,197	381,701	2%
International Outdoor 3	335,644	350,422	(4%)	670,133	699,426	(4%)
Other	42,104	42,548	(1%)	84,059	89,824	(6%)
Eliminations	(15,484)	(16,015)		(28,421)	(29,783)
Consolidated Operating expenses	$1,041,698	$1,004,282	4%	$2,039,878	$2,038,936	0%

OIBDAN1
CCME	$323,111	$352,356	(8%)	$536,267	$566,781	(5%)
Americas Outdoor	138,091	134,034	3%	233,289	219,128	6%
International Outdoor 3	96,202	90,226	7%	125,462	112,354	12%
Other	18,995	21,596	(12%)	26,259	26,018	1%
Corporate	(71,735)	(66,279)		(149,981)	(131,988)
Consolidated OIBDAN	$504,664	$531,933	(5%)	$771,296	$792,293	(3%)

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses.

3 During 2012, the Company disposed of international businesses.  For the three months ended June 30, 2012, these businesses contributed $9 million in revenues, $8 million in operating expenses, and $2 million in OIBDAN.

Media and Entertainment

Media+Entertainment revenues increased $13 million, or 2%, driven primarily by national and digital sales, as well as improvements at Premiere Networks.  Partially offsetting this growth were revenue declines in the Traffic business from lost contracts and lower sales resulting from integration activities.

Operating expenses rose $42 million during the second quarter of 2013 compared to the same period in 2012.  This increase reflected a $21 million expense credit received in the second quarter of 2012 for a portion of fees previously paid to one of the performance rights organizations.  The remaining $21 million increase is due to greater expenses related to higher sales, increased digital costs, as well as promotional costs.  Expenses in the second quarter of 2013 also included  a $1 million increase in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN decreased $29 million, or 8%, to $323 million in the second quarter of 2013, including expenses related to investments in strategic revenue and cost savings programs of $3 million.  OIBDAN in the second quarter of 2012 included a $21 million expense credit received for a portion of fees previously paid to one of the performance rights organizations.

Americas Outdoor Advertising

Americas outdoor revenues rose $14 million, or 4%, on a reported basis and 5% adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital displays, higher occupancy and rate on traditional bulletins, strong growth in posters, and growth in airports.  Partially offsetting this growth were declines in our specialty businesses.

Operating expenses increased $10 million, or 6%, to $197 million for second quarter 2013, on a reported basis and adjusted for the effects of movements in foreign exchange rates.  Operating expenses in the second quarter of 2012 reflected a favorable court ruling of $8 million.  Expenses in the second quarter of 2013 also included a $2 million decrease in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN, on a reported basis and excluding foreign exchange impacts, grew $4 million, or 3%, to $138 million during the second quarter of 2013 compared to the same period in 2012.  Second quarter 2013 OIBDAN reflected approximately $1 million of expenses related to certain investments in strategic revenue and cost savings programs compared to $3 million in the second quarter of 2012.

International Outdoor Advertising

International outdoor revenues declined $1 million, or less than 1%, after adjusting for a $9 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by continued pressures in certain developed markets, where economic conditions remain challenging.  On a reported basis, revenues decreased $9 million, or 2%, compared to the same period of 2012.

Operating expenses fell $9 million in the second quarter of 2013, adjusting for $8 million of expenses due to the divestiture of businesses during the third quarter of 2012, and a $2 million increase from movements in foreign exchange rates.  Operating expenses declined due to cost savings from strategic investments, offset by higher costs in emerging markets and from new contracts in markets with increased revenue.  Operating expenses in the second quarter of 2013 included a decrease of approximately $4 million in investments in strategic revenue and cost savings programs, and a decrease of $5 million in legal and other costs in Brazil.

International outdoor OIBDAN in the second quarter of 2013 increased $7 million, or 8%, to $96 million, adjusting for a $2 million OIBDAN reduction due to the divestiture of businesses during the third quarter of 2012 and adjusting for minimal movements in foreign exchange rates.  OIBDAN in the second quarter of 2013 included $2 million of costs incurred for investments in strategic revenue and cost savings programs compared to $6 million in the second quarter of 2012.  On a reported basis, OIBDAN rose $6 million, or 7%, to $96 million.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on August 1, 2013 at 4:30 p.m. Eastern Time.  The conference call number is 866-233-3842 (U.S. callers) and 651-291-1246 (international callers) and the passcode is 296544.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  A replay of the call will be available after the live conference call, beginning at 5:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 296544.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue	$1,618,097	$1,602,494	$2,961,155	$2,963,217
Operating expenses:
Direct operating expenses	623,278	604,956	1,216,249	1,216,492
Selling, general and administrative expenses	418,420	399,326	823,629	822,444
Corporate expenses	77,557	72,094	161,320	144,700
Depreciation and amortization	179,734	181,839	361,916	357,205
Other operating income (expense) - net	1,113	1,917	3,508	5,041
Operating income (loss)	320,221	346,196	401,549	427,417
Interest expense	407,508	385,867	793,033	759,883
Gain (loss) on marketable securities	130,898	-	130,898	-
Equity in earnings (loss) of nonconsolidated affiliates	5,971	4,696	9,612	8,251
Loss on extinguishment of debt	-	-	(3,888)	(15,167)
Other income (expense) – net	(18,098)	(1,397)	(19,098)	(2,503)
Loss before income taxes	31,484	(36,372)	(273,960)	(341,885)
Income tax benefit (expense)	(11,477)	8,663	84,848	166,061
Consolidated net income (loss)	20,007	(27,709)	(189,112)	(175,824)
Less: Amount attributable to noncontrolling interest	12,805	11,316	6,689	6,830
Net income (loss) attributable to the Company	$7,202	$(39,025)	$(195,801)	$(182,654)

For the three months ended June 30, 2013,  foreign exchange rate movements increased the Company’s revenues and direct operating and SG&A expenses each by approximately $2 million.  For the six months ended June 30, 2013,  foreign exchange rate movements increased the Company’s revenues by $1 million and direct operating and SG&A expenses by $2 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2013 and December 31, 2012:

(In millions)	June 30,	December 31,
	2013	2012

Cash	$704.2	$1,225.0
Total Current Assets	2,461.7	2,987.8
Net Property, Plant and Equipment	2,903.7	3,036.9
Total Assets	15,296.5	16,292.7

Current Liabilities (excluding current portion of long-term debt)	1,166.5	1,400.4
Long-Term Debt (including current portion of long-term debt)	20,412.1	20,747.1
Shareholders’ Deficit	(8,289.2)	(7,995.2)

TABLE 3 – Total Debt

At June 30, 2013 and December 31, 2012, CC Media Holdings had total debt of:

(In millions)	June 30,	December 31,
	2013	2012
Senior Secured Credit Facilities	$8,228.6	$9,075.5
Receivables based facility	247.0	-
Priority Guarantee Notes	4,324.8	3,749.8
Other secured debt	22.7	25.5
Total Consolidated Secured Debt	$12,823.1	$12,850.8

Senior Cash Pay and Senior Toggle Notes	$813.4	$1,626.1
Senior Notes	780.0	-
Clear Channel Senior Notes	1,436.4	1,748.6
Subsidiary Senior Notes	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes	2,200.0	2,200.0
Other long-term debt	1.4	5.6
Purchase accounting adjustments and original issue discount	(367.2)	(409.0)
Total long term debt (including current portion of long-term debt)	$20,412.1	$20,747.1

The current portion of long-term debt was $36 million as of June 30, 2013.

Liquidity and Financial Position

For the six months ended June 30, 2013, cash flow used by operating activities was $93 million, cash flow provided by investing activities totaled $26 million, cash flow used for financing activities was $450 million, and the effect of exchange rate changes on cash was $4 million, for a net decrease in cash of $521 million.

Capital expenditures for the six months ended June 30, 2013 were approximately $133 million compared to $174 million for the same period in 2012.

During the second quarter of 2013, subsidiaries of the Company entered into the following debt transactions:

Clear Channel Communications, Inc. (a subsidiary of CC Media Holdings, Inc.)

●	Extended $5.0 billion of Term Loan B and Term Loan C facilities due 2016 through a new Term Loan D facility due 2019.

●
Exchanged $348.1 million of existing 10.75% Senior Cash Pay Notes due 2016 for $348.0 million of newly-issued Senior Notes due 2021.  Exchanged $917.2 million of 11.00%/11.75% Senior Toggle Notes due 2016 for $64.2 million in cash and $853.0 million in new Senior Notes due 2021; as part of the transaction, a subsidiary of the Company exchanged $452.7 million of 11.00%/11.75% Senior Toggle Notes due 2016 for $31.7 million in cash and $421.0 million in new Senior Notes due 2021.  The new Senior Notes due 2021 have a cash coupon of 12.0% and a payment in kind coupon of 2.0%.

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt.  As required by the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities, Clear Channel’s consolidated EBITDA for the preceding four quarters of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended June 30, 2013:

Four Quarters Ended
(In Millions) Note: numbers may not sum due to rounding	June 30,
2013
Consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities)	$1,997

Less adjustments to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities):
Cost incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(73)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities)	(44)
Non-cash charges	(39)
Cash received from nonconsolidated affiliates	(21)
Other items	(22)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(752)
Operating income	1,044

Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	752
Less: Interest expense	(1,582)
Less: Current income tax benefit	(78)
Plus: Other income (expense), net	(16)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	170
Change in assets and liabilities, net of assets acquired and liabilities assumed	(16)
Net cash provided by operating activities	$274

The maximum ratio under this financial covenant is currently set at 9.25:1 and reduces to 9:1 and 8.75:1 for the four quarters ended December 31, 2013 and December 31, 2014, respectively.  At June 30, 2013, our ratio was 6.2:1.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended June 30, 2013
CCME	$255,073	$-	$68,038	$-	$323,111
Americas Outdoor	91,050	-	47,041	-	138,091
International Outdoor	46,272	-	49,930	-	96,202
Other	9,105	-	9,890	-	18,995
Impairment charges	-	-	-	-	-
Corporate	(82,392)	5,822	4,835	-	(71,735)
Other operating income (expense) – net	1,113	-	-	(1,113)	-
Consolidated	$320,221	$5,822	$179,734	$(1,113)	$504,664

Three Months Ended June 30, 2012
CCME	$284,433	$-	$67,923	$-	$352,356
Americas Outdoor	85,467	-	48,567	-	134,034
International Outdoor	39,516	-	50,710	-	90,226
Other	10,241	-	11,355	-	21,596
Impairment charges	-	-	-	-	-
Corporate	(75,378)	5,815	3,284	-	(66,279)
Other operating income (expense) – net	1,917	-	-	(1,917)	-
Consolidated	$346,196	$5,815	$181,839	$(1,917)	$531,933

Six Months Ended June 30, 2013
CCME	$400,397	$-	$135,870	$-	$536,267
Americas Outdoor	137,563	-	95,726	-	233,289
International Outdoor	24,539	-	100,923	-	125,462
Other	6,387	-	19,872	-	26,259
Impairment charges	-	-	-	-	-
Corporate	(170,845)	11,339	9,525	-	(149,981)
Other operating income (expense) – net	3,508	-	-	(3,508)	-
Consolidated	$401,549	$11,339	$361,916	$(3,508)	$771,296

Six Months Ended June 30, 2012
CCME	$431,802	$-	$134,979	$-	$566,781
Americas Outdoor	127,603	-	91,525	-	219,128
International Outdoor	12,609	-	99,745	-	112,354
Other	1,810	-	24,208	-	26,018
Impairment charges	-	-	-	-	-
Corporate	(151,448)	12,712	6,748	-	(131,988)
Other operating income (expense) – net	5,041	-	-	(5,041)	-
Consolidated	$427,417	$12,712	$357,205	$(5,041)	$792,293

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

Consolidated Revenue	$1,618,097	$1,602,494	1%	$2,961,155	$2,963,217	(0%)
Excluding: Foreign exchange (increase) decrease	(1,752)	-		(895)	-
Revenue excluding effects of foreign exchange	$1,616,345	$1,602,494	1%	$2,960,260	$2,963,217	(0%)

Americas Outdoor revenue	$335,025	$320,678	4%	$621,486	$600,829	3%
Excluding: Foreign exchange (increase) decrease	133	-		223	-
Americas Outdoor revenue excluding effects of foreign exchange	$335,158	$320,678	5%	$621,709	$600,829	3%

International Outdoor revenue	$431,846	$440,648	(2%)	$795,595	$811,780	(2%)
Excluding: Foreign exchange (increase) decrease	(1,885)	-		(1,118)	-
International Outdoor revenue excluding effects of foreign exchange	$429,961	$440,648	(2%)	$794,477	$811,780	(2%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

Consolidated expense	$1,041,698	$1,004,282	4%	$2,039,878	$2,038,936	0%
Excluding: Foreign exchange (increase) decrease	(1,638)	-		(1,623)	-
Consolidated expense excluding effects of foreign exchange	$1,040,060	$1,004,282	4%	$2,038,255	$2,038,936	(0%)

Americas Outdoor expense	$196,934	$186,644	6%	$388,197	$381,701	2%
Excluding: Foreign exchange (increase) decrease	112	-		191	-
Americas Outdoor expense excluding effects of foreign exchange	$197,046	$186,644	6%	$388,388	$381,701	2%

International Outdoor expense	$335,644	$350,422	(4%)	$670,133	$699,426	(4%)
Excluding: Foreign exchange (increase) decrease	(1,750)	-		(1,814)	-
International Outdoor expense excluding effects of foreign exchange	$333,894	$350,422	(5%)	$668,319	$699,426	(4%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

Consolidated OIBDAN	$504,664	$531,933	(5%)	$771,296	$792,293	(3%)
Excluding: Foreign exchange (increase) decrease	(114)	-		728	-
Consolidated OIBDAN excluding effects of foreign exchange	$504,550	$531,933	(5%)	$772,024	$792,293	(3%)

Americas Outdoor OIBDAN	$138,091	$134,034	3%	$233,289	$219,128	6%
Excluding: Foreign exchange (increase) decrease	21	-		32	-
Americas Outdoor OIBDAN excluding effects of foreign exchange	$138,112	$134,034	3%	$233,321	$219,128	6%

International Outdoor OIBDAN	$96,202	$90,226	7%	$125,462	$112,354	12%
Excluding: Foreign exchange (increase) decrease	(135)	-		696	-
International Outdoor OIBDAN excluding effects of foreign exchange	$96,067	$90,226	6%	$126,158	$112,354	12%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change
Corporate Expense	$77,557	$72,094	8%	$161,320	$144,700	11%
Less: Non-cash compensation expense	(5,822)	(5,815)		(11,339)	(12,712)
	$71,735	$66,279	8%	$149,981	$131,988	14%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

OIBDAN	$504,664	$531,933	(5%)	$771,296	$792,293	(3%)
Non-cash compensation expense	5,822	5,815		11,339	12,712
Depreciation and amortization	179,734	181,839		361,916	357,205
Impairment charges	-	-		-	-
Other operating income (expense) – net	1,113	1,917		3,508	5,041
Operating income	320,221	346,196		401,549	427,417

Interest expense	407,508	385,867		793,033	759,883
Gain on sale of marketable securities	130,898	-		130,898	-
Equity in earnings (loss) of nonconsolidated affiliates	5,971	4,696		9,612	8,251
Loss on extinguishment of debt	-	-		(3,888)	(15,167)
Other income (expense) – net	(18,098)	(1,397)		(19,098)	(2,503)
Loss before income taxes	31,484	(36,372)		(273,960)	(341,885)
Income tax benefit (expense)	(11,477)	8,663		84,848	166,061
Consolidated net loss	20,007	(27,709)		(189,112)	(175,824)
Amount attributable to noncontrolling interest	12,805	11,316		6,689	6,830
Net income (loss) attributable to the Company	$7,202	$(39,025)		$(195,801)	$(182,654)

About CC Media Holdings, Inc.
CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out of home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.  Its Clear Channel Media + Entertainment division has the largest reach of any radio or television outlet in America, serving 150 cities through 840 owned radio stations in addition to its iHeartRadio digital platform.  Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out of home advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. More information is available at www.clearchannel.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.